                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         DREYER'S GRAND ICE CREAM, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                      LOGO

                            ------------------------

                               NOTICE OF SPECIAL
                            MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                            ------------------------

                          Meeting of October 23, 1997

To the Stockholders of Dreyer's Grand Ice Cream, Inc.

     You are cordially invited to attend the Special Meeting of Stockholders of Dreyer's Grand Ice Cream, Inc. (the "Company") that will be held at the offices of the Company, 5929 College Avenue, Oakland, California 94618 on Thursday, October 23, 1997 at 2:00 p.m.

     The Board of Directors approved, and recommends that the stockholders of the Company approve, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value, from 30,000,000 to 60,000,000 and to effect a two-for-one stock split of the Company's Common Stock, to be effective at the close of business on October 30, 1997.

     Other than the stock split, the Company does not at present have any plans, proposals or arrangements which would result in the issuance of any additional shares of Common Stock, except issuances in connection with its stock option and employee stock plans, outstanding warrants and conversions of preferred stock.

     On the following pages you will find a Notice of Special Meeting and Proxy Statement. We suggest that you read the Proxy Statement carefully.

     It is important that your shares be represented at the meeting regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. This should be done whether or not you now plan to attend the meeting and to vote in person. A summary of the proceedings of the meeting will be sent to all stockholders.

     We look forward to meeting with you.

        T. GARY ROGERS                            WILLIAM F. CRONK, III
        Chairman of the Board and                 President
        Chief Executive Officer

Oakland, California
September 16, 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Notice of Special Meeting of Stockholders.............................................    1
Proxy Statement.......................................................................    2
Introduction..........................................................................    2
  Solicitation by the Board of Directors; Revocation of Proxies.......................    2
  Costs of Solicitation...............................................................    2
  Voting of Board of Directors' Proxies...............................................    2
  Shares Outstanding, Voting Rights and Record Date...................................    2
Security Ownership of Certain Beneficial Owners and Management........................    3
  Security Ownership of Certain Beneficial Owners.....................................    3
  Security Ownership of Management....................................................    5
Matter Submitted to a Vote of Stockholders............................................    6
  Amendment of Certificate of Incorporation to Increase the Number of Authorized
     Shares of Common Stock and to Effect a Two-for-One Stock Split of Common Stock...    6
Voting Information....................................................................    9
  General Voting Information..........................................................    9
  Votes Required for Approval.........................................................    9
Proposals of Stockholders.............................................................    9
Other Matters.........................................................................   10

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 23, 1997

     A Special Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC. will be held on Thursday, October 23, 1997 at 2:00 p.m. at the offices of the Company, 5929 College Avenue, Oakland, California 94618 for the following purpose:

     Approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000 and to effect a two-for-one stock split of the Company's Common Stock.

     No other business will be transacted at the Special Meeting.

     A complete list of the stockholders entitled to vote at the meeting, including the address and number of shares registered in the name of each such stockholder, will be open for examination by any such stockholder, for any purpose germane to the meeting, at the Company's corporate office (5929 College Avenue, Oakland, California) during ordinary business hours for 10 days before the date of the meeting. The list will also be available for inspection at the meeting.

     The close of business on September 12, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                                          Edmund R. Manwell
                                          Secretary

September 16, 1997

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders by the Board of Directors of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Special Meeting of Stockholders of the Company to be held on Thursday, October 23, 1997 and at all adjournments or postponements thereof. The mailing address of the Company is 5929 College Avenue, Oakland, California 94618, and its telephone number is
(510) 652-8187. The approximate date on which this Proxy Statement and the enclosed form of proxy are to be sent to stockholders is on or about September 22, 1997.

SOLICITATION BY THE BOARD OF DIRECTORS; REVOCATION OF PROXIES

     The proxy in the form enclosed is solicited by the Board of Directors. A proxy may be revoked by the stockholder prior to exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the stockholders' meeting and elects to vote in person.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy materials to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. The Company has retained Skinner & Co. to assist in obtaining proxies from brokers and nominees at an estimated cost of $3,500 plus out-of-pocket expenses.

     Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, facsimile or mail. These services will be provided without additional compensation.

VOTING OF BOARD OF DIRECTORS' PROXIES

     The shares represented by the Board of Directors' proxies will be voted FOR the approval of the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value, from 30,000,000 to 60,000,000, and to effect a two-for-one stock split of the Company's Common Stock.

SHARES OUTSTANDING, VOTING RIGHTS AND RECORD DATE

     There were [13,448,780] shares of Common Stock ($1.00 par value) of the Company, 1,007,522 shares of Series B Convertible Preferred Stock ($1.00 par value) of the Company, no shares of Series A Convertible Preferred Stock ($1.00 par value) of the Company, and no shares of Series A Participating Preference Stock ($1.00 par value) of the Company outstanding at the close of business on September 12, 1997. Each share of Common Stock is entitled to one vote at the meeting. Each share of Series B Convertible Preferred Stock is entitled to vote that number of votes equal to the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for the meeting. The outstanding shares of Series B Convertible Preferred Stock are convertible into an aggregate of 2,900,003 shares of Common Stock on September 12, 1997, based upon the stated value of $100 per share of Series B Preferred Stock and the conversion price of $34.7421. There are no cumulative voting rights.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on September 12, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of September 10, 1997 concerning the beneficial ownership of Common Stock of the Company by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of such class:

                                                           AMOUNT AND NATURE OF
                        NAME AND ADDRESS                        BENEFICIAL        PERCENT OF
                       OF BENEFICIAL OWNER                      OWNERSHIP*          CLASS*
        -------------------------------------------------  --------------------   ----------
        Nestle Holdings, Inc.(1).........................        4,056,008           28.1%
          c/o Nestle USA, Inc.
          800 North Brand Boulevard
          Glendale, California 91203
        Nestle S.A.(1)
          Avenue Nestle
          Vevey, Switzerland CH-1800
        T. Gary Rogers(2)(3).............................        1,851,371           13.6%
          5929 College Avenue
          Oakland, California 94618
        General Electric Capital Corporation(4)(5).......        1,450,000            9.7%
          260 Long Ridge Road
          Stamford, Connecticut 06927
        Trustees of General Electric Pension
          Trust(4)(6)....................................        1,450,000            9.7%
        GE Investment Private Placement Partners I,
          Limited Partnership
          P.O. Box 7900
          3003 Summer Street
          Stamford, Connecticut 06904
        William F. Cronk, III(2)(7)......................        1,021,101            7.5%
          5929 College Avenue
          Oakland, California 94618
        Cortopassi Family Trust(9).......................          937,000            7.0%
        Stanislaus Food Products Co.
        San Tomo Partners
        Sierra Quality Canners, Inc.
        LICO Brands, Inc.
        Trecento Investors, Inc.
        DACCO, Inc.
        Capecchio Foundation
        Alpinello Investors, Inc.
        VICOR, LLC
        Wright Tract Partners, LP
          11292 North Alpine Road
          Stockton, California 95212
        Robert E. Torray & Co., Inc.(8)..................          809,000            6.0%
        The Torray Corporation
        Robert E. Torray
          6610 Rockledge Drive, Suite 450
          Bethesda, Maryland 20817-1869
        Wilke/Thompson Capital Management, Inc.(5).......          692,300            5.1%
          3800 Norwest Center
          90 S. 7th Street
          Minneapolis, Minnesota 55402

- ---------------

 * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(1) Includes warrants to purchase 1,000,000 shares of Common Stock which are currently exercisable by Nestle Holdings, Inc. ("NHI"). NHI has sole voting power and sole investment power with respect to all of these shares. Nestle S.A. ("Nestle") filed a joint statement on Schedule 13D with NHI and may be deemed to have sole voting power and sole investment power with respect to these shares because NHI is a wholly-owned subsidiary of Nestle.

(2) Includes options to purchase 85,940 shares of Common Stock under the Company's Stock Option Plan (1992) exercisable within 60 days, and options to purchase 85,200 shares of Common Stock under the Company's Stock Option Plan (1993) exercisable within 60 days.

(3) 1,571,036 and 100,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also includes 9,195 shares held in Mr. Rogers' account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

(4) Assumes full conversion of the Series B Convertible Preferred Stock of the Company held by the named entity or entities into the Company's Common Stock. These parties filed a Schedule 13D (reporting the beneficial ownership described above) jointly with General Electric Capital Services, Inc. (formerly known as General Electric Financial Services, Inc.) and General Electric Company each of which disclaimed beneficial ownership of all shares of the Company's Common Stock beneficially owned by General Electric Capital Corporation, Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership.

(5) The holder has sole voting power and sole investment power with respect to all of these shares.

(6) Trustees of General Electric Pension Trust ("GEPT") have sole voting power and sole investment power with respect to 586,495 of these shares. GE Investment Private Placement Partners I, Limited Partnership ("GEIPPP") has sole voting power and sole investment power with respect to 863,505 of these shares. GEPT and GEIPPP may constitute a group as such term is used in
    Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(7) 849,961 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 42,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Mr. Cronk does not have voting or investment power with respect to these 42,000 shares and Mr. Cronk disclaims beneficial ownership of all of the shares held in these irrevocable trusts.

(8) Robert E. Torray & Co., Inc. ("RETC") has shared voting and investment power with respect to 739,000 of these shares. The Torray Corporation ("TTC") has shared voting and investment power with respect to 70,000 of these shares. Robert E. Torray, an individual, has shared voting and investment power with respect to all of these shares, and has filed a joint statement on Schedule 13G as a "parent holding company" of RETC and TTC in reliance upon certain Security & Exchange Commission No Action Letters. RETC and TTC are registered investment advisors under Section 203 of the Investment Advisors Act of 1940, and are deemed to have beneficial ownership of the shares indicated above because they hold investment discretion with respect to the accounts in which the shares are held.

(9) Each entity has sole voting and sole investment power with respect to only those shares of Common Stock registered in the name of the entity, as follows: Cortopassi Family Trust, 250,000 shares; Stanislaus Food

    Products Co., 152,000 shares; San Tomo Partners, 150,000 shares; Sierra Quality Canners, Inc., 150,000 shares; LICO Brands, Inc., 50,000 shares; Trecento Investors, Inc., 60,000 shares; DACCO, Inc., 50,000 shares; Capecchio Foundation, 25,000 shares; Alpinello Investors, Inc., 15,000 shares; VICOR, LLC, 30,000 shares; Wright Tract Partners, LP, 5,000 shares. The listed entities filed a joint statement on Schedule 13D as members of a group.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of September 10, 1997 concerning the beneficial ownership of Common Stock of the Company by each director and nominee of the Company, the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and sole investment power with respect to the shares shown:

                                                                    AMOUNT OF
                                                                    BENEFICIAL    PERCENT OF
                                 NAME                              OWNERSHIP(1)    CLASS(1)
      -----------------------------------------------------------  ------------   ----------
      T. Gary Rogers(2)(3).......................................    1,851,371       13.6%
      William F. Cronk, III(2)(4)................................    1,021,101        7.5%
      William R. Oldenburg(5)....................................       81,768          *
      Thomas M. Delaplane(6).....................................       81,444          *
      Paul R. Woodland(7)........................................       68,781          *
      Edmund R. Manwell(8).......................................       32,000          *
      John W. Larson(8)..........................................       28,000          *
      Timm F. Crull(8)...........................................       12,000          *
      Jan L. Booth(9)(10)........................................        9,100          *
      Jack O. Peiffer(8).........................................        8,000          *
      Timothy P. Smucker(10).....................................        6,000          *
      M. Steven Langman(10)......................................        5,000          *
      Directors and Executive Officers as a Group (13
        persons)(11).............................................    3,230,496       23.0%

- ---------------

  *  Less than one percent.

 (1) The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

 (2) Includes options to purchase 85,940 shares of Common Stock under the Company's Stock Option Plan (1992) (the "1992 Plan") exercisable within 60 days, and options to purchase 85,200 shares of Common Stock under the Company's Stock Option Plan (1993) (the "1993 Plan") exercisable within 60 days.

 (3) 1,571,036 and 100,000 of these shares are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also includes 9,195 shares held in Mr. Rogers account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

 (4) 849,961 of these shares are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excludes 42,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's sons. Mr. Cronk does not have voting or investment power with respect to these 42,000 shares and Mr. Cronk disclaims beneficial ownership of all of the shares held in these irrevocable trusts.

 (5) Includes options to purchase 8,410 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 12,160 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 38,160 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (6) Includes options to purchase 8,410 shares of Common Stock under the Company's Incentive Stock Option Plan (1982) (the "ISO Plan") exercisable within 60 days, options to purchase 12,160 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 37,360 shares of Common Stock under the 1993 Plan exercisable within 60 days. Also includes 6,182 shares held in Mr. Delaplane's account in the Dreyer's Grand Ice Cream, Inc. Savings Plan (a 401(k) plan), based upon the most recent available plan statement.

 (7) Includes options to purchase 4,306 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 12,160 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 36,860 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (8) Includes options to purchase 8,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

 (9) 2,000 of these shares are held directly by the Herrero/Booth Revocable Trust for which Ms. Booth and her husband serve as co-trustees. Ms. Booth and her husband share the voting and investment power with respect to such shares. Also includes 2,100 shares held by the Herrero Bros. Inc. Employee Profit Sharing and Retirement Plan & Trust, for which Ms. Booth's husband serves as a co-trustee and is a plan participant. Ms. Booth disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(10) Includes options to purchase 5,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(11) Includes options to purchase 26,316 shares of Common Stock under the ISO Plan exercisable within 60 days, options to purchase 209,400 shares of Common Stock under the 1992 Plan exercisable within 60 days, and options to purchase 345,342 shares of Common Stock under the 1993 Plan exercisable within 60 days.

                   MATTER SUBMITTED TO A VOTE OF STOCKHOLDERS

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO EFFECT A TWO-FOR-ONE STOCK SPLIT OF COMMON STOCK.

(A) OVERVIEW

     On September 4, 1997, the Board of Directors approved a proposal to amend the Company's Certificate of Incorporation in order to:

     - Increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 60,000,000; and

     - Split the Common Stock of the Company by changing each issued share of Common Stock into two shares of Common Stock.

     There would be no change in the par value of each share of Common Stock, which would be $1.00 both before and after the stock split. If adopted, the amendment and the stock split will be effective at the close of business on October 30, 1997.

     The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement. The amendment will not affect the number of shares of preferred stock authorized, which is 10,000,000 shares, par value $1.00 per share.

(B) PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The increase in authorized shares is necessary to enable the Company to issue a number of shares sufficient to effect the split and to reserve a sufficient number to meet all known requirements, and to provide flexibility for the future.

     The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 60,000,000. The additional 30,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.

     As of September 12, 1997, the Company had [13,448,780] shares of Common Stock issued, and [16,551,220] shares of Common Stock authorized but unissued, of which approximately 7,722,000 shares were reserved for issuance under the Company's stock option and employee stock plans, for the exercise of outstanding Common Stock warrants, and for the conversion of the Company's convertible preferred stock. The remaining 8,829,220 shares of authorized but unissued shares of Common Stock were unreserved. If the proposed amendment is adopted, the effect will be to double each of these amounts. Except for the proposed stock split, there are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares, other than the described reserved shares.

(C) PURPOSES AND EFFECTS OF PROPOSED TWO-FOR-ONE STOCK SPLIT

  1. General

     The Board of Directors anticipates that a two-for-one stock split of Common Stock of the Company will broaden the market for the shares by increasing the total shares available for trading and reducing the market price of the Common Stock to a range more attractive to investors, particularly individuals. The Company will list the additional shares of Common Stock to be issued to effect the stock split with the National Association of Securities Dealers, Inc. Automated Quotation System (Nasdaq) National Market, on which the Company's Common Stock is currently listed.

     If the proposed amendment is adopted, each Common Stock holder of record at the close of business on October 30, 1997, would become the record owner of, and entitled to receive a certificate representing, one additional share of Common Stock for each share of Common Stock then owned of record by such Common Stock holder. The Company anticipates that certificates representing additional shares will be mailed on or about November 21, 1997.

  2. Federal Income Tax Consequences

     The Company has been advised by its tax advisor that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for federal tax purposes of each new share and each retained share of Common Stock immediately following the stock split would be equal to one-half of the cost basis for federal tax purposes of the retained share immediately preceding the stock split, and the holding period for the new share issued pursuant to the stock split would include the holding period for the retained share of Common Stock. The stock split should not change the amount of federal tax that would otherwise be payable as the result of a sale of a stockholder's investment in the Company's Common Stock.

     The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors.

  3. Brokerage Commissions

     If a stockholder elects to sell or purchase shares of the Company's Common Stock following the effectuation of the stock split, stock transfer taxes, if applicable, may be higher in a transaction involving an equivalent aggregate market value, because of the greater number of shares involved. Also, because the stock split will effectively double the number of shares of Common Stock representing a stockholder's investment in the Company, the stockholders may have to pay a higher brokerage commission to sell their investment after the stock split. Stockholders may wish to consult their respective brokers to ascertain whether any stock transfer taxes would apply and the brokerage commission that would be charged for disposing of the greater number of shares.

  4. Effects on Stock Option and Employee Stock Plans

     In accordance with the Company's plans under which stock or stock options are awarded, it will be necessary to make appropriate adjustments to the number of shares covered and, where applicable, the exercise prices. From the effective date of the proposed amendment, shares covered by outstanding stock options will be doubled and the exercise price per share will be divided by two. Shares reserved for issuance under the Company's stock option and employee stock plans will be doubled.

  5. Effects on Rights Agreement

     Under the Company's Amended and Restated Rights Agreement dated March 4, 1991, as amended, the proposed stock split would trigger adjustments in order to avoid dilution of the benefits under the Rights Agreement.

  6. Accounting Treatment

     If the proposed amendment is adopted, there will be no change in total stockholders' equity, but, effective as of the close of business on October 30, 1997, the Company's Common Stock capital account will be increased to reflect the $1.00 per share par value of the additional shares issued and the capital in excess of par account will be reduced by a like amount. In either event, there will be no change in the Company's total stockholders' equity. In addition, the Company's previously reported net income (loss) per common share and dividends per common share will be retroactively adjusted to reflect the stock split. The number of shares of Common Stock of the Company issued and outstanding, and reserved for issuance, would double.

  7. Series B Convertible Preferred Stock

     In addition to the Company's Common Stock, the Company's Certificate of Incorporation currently empowers the Board of Directors to authorize the issuance of one or more series of preferred stock without stockholder approval. Pursuant to this authorization, the Company has authorized three (3) series of preferred stock, of which one series of preferred stock has been issued. As of September 12, 1997, a total of 1,007,522 shares of Series B Convertible Preferred Stock were outstanding. No change to the Company's preferred stock authorization is being requested. Existing holders of Series B Preferred Stock do not have preemptive rights, nor any other participatory rights other than voting with respect to the matters covered by this proposal, except that the ratio and price of conversion of the Series B Preferred Stock into Common Stock will be proportionately adjusted to reflect the stock split.

  8. Financial Statements

     Financial statements are not included in this proxy statement, as they are not deemed material to the exercise of prudent judgment with respect to the proposed amendment of the Company's Certificate of Incorporation and the two-for-one stock split of Common Stock.

(D) EFFECTIVE DATE OF PROPOSED AMENDMENT AND ISSUANCE OF SHARES FOR STOCK SPLIT

     If the proposed amendment to the Certificate of Incorporation of the Company is adopted by the required vote of stockholders, it will become effective on October 30, 1997, which will become the record date for the determination of the owners of Common Stock entitled to certificates representing the additional shares.

     PLEASE DO NOT DESTROY YOUR PRESENT STOCK CERTIFICATES OR SEND THEM TO THE COMPANY OR THE TRANSFER AGENT. IF THE PROPOSED AMENDMENT IS ADOPTED, YOUR CERTIFICATES WILL REMAIN VALID FOR THE NUMBER OF SHARES SHOWN ON THEM, AND SHOULD BE CAREFULLY PRESERVED BY YOU. THE COMPANY ANTICIPATES THAT THE ADDITIONAL SHARES TO WHICH YOU ARE ENTITLED WILL BE DISTRIBUTED ON OR ABOUT NOVEMBER 21, 1997 BY DELIVERY OF PHYSICAL CERTIFICATES THROUGH THE MAIL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               VOTING INFORMATION

GENERAL VOTING INFORMATION

     A stockholder may (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal or (iii) "ABSTAIN" from voting on the proposal. Shares will be voted as instructed in the accompanying proxy on the proposal submitted to stockholders. If there are no instructions from the stockholder on an executed proxy, the proxy will be voted as recommended by the Board of Directors. Shares cannot be voted unless a signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting.

     Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTES REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the outstanding shares of Common Stock, including the shares of Common Stock into which the outstanding shares of Series B Convertible Preferred Stock are convertible on the record date for the meeting, is required to approve the proposal to amend the Company's Certificate of Incorporation and effect the two-for-one split of the Common Stock of the Company.

                           PROPOSALS OF STOCKHOLDERS

     The 1998 Annual Meeting of Stockholders will be held on or about May 13, 1998. Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary, Dreyer's Grand Ice Cream, Inc., 5929 College Avenue, Oakland, California 94618 no later than December 1, 1997.

                                 OTHER MATTERS

     No other business will be transacted at the meeting.

                                          By Order of the Board of Directors,

                                          EDMUND R. MANWELL
                                          Secretary
                                          DREYER'S GRAND ICE CREAM, INC.

Oakland, California
September 16, 1997

       COPIES OF DREYER'S GRAND ICE CREAM, INC.'S 1996 FORM 10-K REPORT,
                  A CORPORATE OPERATIONAL AND FINANCIAL REPORT
                            FILED ANNUALLY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION,
               ARE AVAILABLE WITHOUT CHARGE BUT WITHOUT EXHIBITS
       FOR THOSE STOCKHOLDERS WHO WISH TO HAVE MORE DETAILED INFORMATION
                               ABOUT THE COMPANY.

     If you would like a copy, or have any other inquiries about the Company or your stockholder account, please write to:

                               WILLIAM C. COLLETT
                                   TREASURER
                         DREYER'S GRAND ICE CREAM, INC.
                              5929 COLLEGE AVENUE
                           OAKLAND, CALIFORNIA 94618

                           printed on recycled paper

                                                                      APPENDIX A

                               FORM OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     RESOLVED, that Article FIFTH, Paragraph A of this corporation's Certificate of Incorporation be amended to read in its entirety as follows:

     "(A) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and the number of shares of Common Stock authorized to be issued is Sixty Million (60,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $1.00 per share.

     Each share of Common Stock of the Corporation issued and outstanding immediately prior to the close of business on October 30, 1997, that being the time when the amendment of this Article FIFTH, Paragraph A of the Certificate of Incorporation shall have become effective, shall be subdivided and changed and converted into two fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of the Corporation, and at the close of business on such date, each holder of record of Common Stock shall, without further action, be and become the holder of one additional share of Common Stock for each share of Common Stock held of record immediately prior thereto. Effective at the close of business on such date, each certificate representing shares of Common Stock outstanding immediately prior to such time shall continue to represent the same number of shares of Common Stock and as promptly as practicable thereafter, the Corporation shall issue and cause to be delivered to each holder of record of shares of Common Stock at the close of business on such date an additional certificate or certificates representing one additional share of Common Stock for each share of Common Stock held of record immediately prior thereto."

                         DREYER'S GRAND ICE CREAM, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                       SPECIAL MEETING OF STOCKHOLDERS ON
                                OCTOBER 23, 1997

The undersigned hereby appoints T. Gary Rogers, William F. Cronk, III and Edmund
R. Manwell, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of Common Stock, $1.00 par value, of DREYER'S GRAND ICE CREAM, INC., which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC., to be held at the offices of the Company, 5929 College Avenue, Oakland, California, at 2:00 p.m. on Thursday, October 23, 1997, and at any postponements or adjournments thereof, upon the following matter:

(Continued, and to be signed, on reverse side)

1.  The amendment of the                       For   Against     Abstain      THE SHARES COVERED BY THIS PROXY
Certificate of Incorporation of                [ ]     [ ]          [ ]       WILL BE VOTED IN ACCORDANCE WITH
the Company to increase the number                                            THE CHOICE MADE.  WHEN NO CHOICE
of authorized shares of Common                                                IS MADE, THIS PROXY WILL BE VOTED
Stock of the Company from thirty                                              FOR PROPOSAL 1.
million (30,000,000) to sixty
million (60,000,000) and to effect                                            The Special Meeting of Stockholders
a two-for-one stock split of the                                              may be held as scheduled only if a
Common Stock.                                                                 majority of the shares outstanding
                                                                              are represented at the meeting by
                                                                              attendance or proxy. Accordingly,
                                                                              please complete this proxy and return
                                                                              it promptly in the enclosed
                                                                              envelope.



Signature(s)___________________________________________________________________
Dated______________________________________, 1997
Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.